Exhibit 3.2

BYLAWSOF
DISCOUNT COUPONS CORPORATION

ARTICLE I

OFFICE - SEAL

Section 1. The principal office of the corporation in Florida shall be located in St. Augustine, County of St. Johns, State of Florida. The corporation may have such additional offices as the Board of Directors from time to time may determine.

Section 2. The corporate seal shall have the name of the corporation, the word "SEAL" and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impression seal. An impression of such seal appears on the margin hereof.

ARTICLE II

SHAREHOLDERS

Section 1. All meetings of the shareholders shall be held at the principal office of the corporation in Florida, or at such other place, either within or without the State of Florida, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

Section 2. The annual meeting of shareholders shall be held within the last month of each corporate fiscal year. At such meeting, the shareholders shall elect the entire Board of Directors and shall transact such other business as may properly come before the meeting.

Section 3. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the President/Chief Executive Officer or by the Board of Directors. It shall also be the duty of the corporation to hold a special meeting of the shareholders upon the written demand therefor made by the holders of not less than ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Any such demand shall state the purpose or purposes of the proposed meeting, and shall be delivered to the secretary of the corporation. Business transacted at all special meetings shall be confined to the objects stated in the notice.

Section 4. Notice of the date, time and place of each annual and special meeting of the shareholders, and notice of the purpose or purposes of each special meeting of the shareholders, shall be given no fewer than ten (10) or more than sixty (60) days before the date set for such meeting to each shareholder of record entitled to vote at such meeting. Any such notice shall be in writing unless oral notice is reasonable under the circumstances, and shall be given in any manner permitted by Article IX, Section 1, of these Bylaws.

If an annual or special shareholders' meeting is adjourned to a different date, time or place, because a quorum is not present or for any other reason, notice need not be given of the new date, time or place if the new date, time and place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. However, if a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given pursuant to this Section 4 to each shareholder of record as of the new record date who is entitled to vote at said meeting.

Section 5. The Board of Directors is authorized from time to time to fix in advance a date as a record date for the determination of the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action. The record date may not precede the date upon which the resolution fixing the record date is adopted, and may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, for a period of ten (10) days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting.

Section 7. Except as otherwise provided in the Articles of Incorporation, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Further, shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If a quorum is not present, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, shall have the power to adjourn the meeting from time to time until a quorum is present. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. At any adjourned meeting at which a quorum is present, only that business may be transacted which might have been transacted at the postponed meeting. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9. The voting at all meetings of shareholders shall be by voice vote, but any qualified voter may demand a stock vote, which shall be taken by written ballot containing the name of each shareholder voting and the number of shares voted.

Section 10. At any meeting of the shareholders at which a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or Florida law require a greater number of affirmative votes. If a quorum of the shares entitled to vote as a separate voting group exists, action on a matter, other than the election of directors, by such voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or Florida law require a greater number of affirmative votes.

Section 11. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Unless the Articles of Incorporation provide otherwise, shareholders shall not have the right to cumulate their votes for directors, and directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election.

Section 12. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary of the corporation and is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons voting, or, if only one person votes, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument provides otherwise.

Section 13. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered to the corporation by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the corporation, written consents signed by the number of holders required to take such action is delivered to the corporation. Within ten (10) days after any such action is authorized by written consent, the shareholders who did not consent or who are not entitled to vote on the action must be given written notice of the action thus taken.

ARTICLE III

BOARD OF DIRECTORS

Section 1. All corporate powers shall be exercised by or under the authority, and the business and affairs of the corporation shall be managed under the direction, of the Board of Directors of the corporation, subject only to the limitations on such authority, if any, set forth in the Articles of Incorporation. The number of directors of the corporation initially shall be two (2); provided, however, said number may be increased or diminished by the shareholders to be not less than two (2) nor more than five (5).

Section 2. Directors shall be elected at each annual meeting of shareholders, except as otherwise provided for filling vacancies. The terms of the initial directors shall expire at the first shareholders' meeting at which directors are elected, and the terms of all other directors shall expire at the next annual shareholders' meeting following their election. Despite the expiration of a director's term, he or she shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

Section 3. Any director may resign at any time by giving written notice to the Board of Directors or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4. Unless the Articles of Incorporation provide otherwise, the shareholders may remove one or more directors with or without cause. The notice of a shareholders' meeting called for such purpose must state that the purpose, or one of the purposes, of the meeting is the removal of the director or directors.

Section 5. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders, unless otherwise provided in the Articles of Incorporation. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director shall not take office until the effective date of such vacancy.

Section 6. The Board of Directors may hold its meetings at such places in or out of the State of Florida as it from time to time may determine, or as shall be specified in any notice or waiver of notice thereof.

Section 7. The Board of Directors shall hold an annual meeting each year on the same date and at the same place as the annual meeting of shareholders, immediately following such annual meeting of shareholders, for the purpose of appointing officers and transacting such other business as may come before the meeting. The Board of Directors may hold more frequent regular meetings on such dates, at such times, and at such places, as the Board shall determine from time to time. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then said meeting shall be held at the same hour on the next succeeding business day which is not a legal holiday. Any annual or regular meeting of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, unless the date, time or place of such meeting is different from the date, time or place prescribed in accordance with this Section 7.

Section 8. Special meetings of the Board of Directors shall be held whenever called by the President/Chief Executive Officer or by a majority of the directors, on the date and at the time and place fixed by such person or persons, and specified in the notice given to each director. Notice must be given to each director of the date, time, place and purpose or purposes of each special meeting of the Board of Directors. The only business that may be transacted at any special meeting shall be that specified in the notice.

Section 9. If a meeting of the Board of Directors is adjourned to a different date, time or place, because a quorum is not present or for any other reason, notice of the adjournment shall be given to the directors who were not present at the time of the adjournment and, unless the date, time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. If any provision of these Bylaws requires the giving of notice of the date, time, place or purpose of a meeting of the Board of Directors, the notice shall be given to each director no fewer than three (3) days before the date set for such meeting. Any such notice shall be in writing unless oral notice is reasonable under the circumstances, and shall be given in any manner permitted by Article IX, Section 1, of these Bylaws.

Section 10. Except as otherwise provided in the Articles of Incorporation, a majority of the number of directors prescribed by Article DI, Section 1, of these Bylaws shall constitute a quorum at a meeting of the Board of Directors. If a quorum is present, the affirmative vote of a majority of the directors present shall be required to pass any resolution or to constitute a valid act of the Board. If a quorum is not present, a majority of the directors present at the meeting shall have the power to adjourn the meeting from time to time until a quorum is present.

Section 11. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or to transacting specified business at the meeting, or unless he votes against or abstains from the action taken.

Section 12. Any action required or permitted by any provision of law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if one or more written consents thereto is signed by each member of the Board or of such committee, as the case may be. Action taken by written consent of the Board of Directors is effective when the last director signs the written consent, unless the written consent specifies a different effective date.

Section 13. A director shall be deemed to be present in person at a meeting of the Board of Directors or of any committee thereof, as the case may be, if the meeting is conducted through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

ARTICLE IV

OFFICERS OF THE CORPORATION

Section 1. The officers of the corporation shall be a President/Chief Executive Officer, a Chief Operating Officer, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, and such other officers or assistant officers as the Board of Directors shall deem appropriate. All officers shall be appointed annually by the directors, and shall hold their respective offices only at the pleasure of the directors. Any person may hold two or more offices.

Section 2. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. Subject to the provisions of any applicable Employment Agreement, any officer may be removed at any time, with or without cause, by the Board of Directors.

Section 3. The President/Chief Executive Officer shall be the chief executive officer of the corporation. He shall preside as chairman at all meetings of the shareholders and directors, shall have active and general management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall be an ex officiomember of all standing committees, and subject to the foregoing shall have the general power and duties of supervision and management usually vested in the office of president of a corporation and such additional powers and duties specifically conferred by law, the Articles of Incorporation, and these Bylaws, or as may be assigned to him from time to time by the Board of Directors. The President/Chief Executive Officer also shall appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors, and shall designate the duties they are to perform.

Section 4. The Chief Operating Officer shall assist the President/Chief Executive Officer in the discharge of his duties, as the President/Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the President/Chief Executive Officer or by the Board of Directors. In the absence of the President/Chief Executive Officer or in the event of his inability or refusal to act, the Chief Operating Officer shall perform the duties of the President/Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the President/Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the Chief Operating Officer may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, and either individually or with the Secretary, any Assistant Secretary or any other officer hereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

Section 5. The Vice President, if any (or in the event there will be more than one Vice President, in the order designated at the time of their appointment; or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President/Chief Executive Officer in the event of the absence, disability or death of the President/Chief Executive Officer, and, when so acting, shall have all of the powers of, and be subject to, the restrictions upon the President/Chief Executive Officer. Any Vice President shall perform such other duties as may be assigned to him from time to time by the President/Chief Executive Officer or Board of Directors.

Section 6. The Secretary shall keep the minutes of the meetings of the Board of Directors and shareholders, and shall authenticate the records of the corporation. He shall give and serve all notices of the corporation and its Board. He shall be custodian of the seal of the corporation and shall affix the seal to deeds, contracts, and other instruments in writing requiring a seal, and he shall attest same. He shall have charge of the stock certificate book and such other books and papers as the Board may direct, and shall perform all of the duties incidental to this office.

Section 7. The Treasurer shall be the Chief Financial Officer and shall have the care and custody of all of the funds and securities of the corporation in such banks or depositories as the Board of Directors may from time to time select. The Treasurer, alone or together with one other corporate officer, shall sign all checks and all withdrawals of funds.

Section 8. The Assistant Secretary and Assistant Treasurer, if any, shall perform the duties and exercise the powers of the Secretary or Treasurer, respectively, in the absence of the Secretary or the Treasurer, as the case may be, and shall perform such other duties as the Board of Directors shall prescribe.

Section 9. The Board of Directors, by resolution, may require any or all of the officers of the corporation to give bond in favor of the corporation, with sufficient surety and in such amounts as the Board may determine, conditioned on the faithful performance of the duties of their respective offices.

Section 10. In the absence or disability of any officer of the corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any other director for the time being.

ARTICLE V

STOCK

Section 1. Unless otherwise provided by the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, stating on its face (a) the name of the corporation and that the corporation is organized under the laws of the State of Florida, (b) the name of the person to whom it is issued, and (c) the number of shares the certificate represents. If the Board of Directors authorizes the issue without certificates of some or all of the shares of stock of the corporation, the corporation shall send every shareholder a written statement of the information otherwise required on the stock certificate.

Section 2. Each stock certificate and other written statement containing the information set forth in Section 1 of Article V shall be signed by either the President/Chief Executive Officer, the Secretary or the Treasurer and countersigned by a second officer, and may, but need not, bear the seal of the corporation. The stock certificates shall be numbered and entered on the books of the corporation as they are issued. Unless the corporation establishes a different procedure with respect to shares held by nominees, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon the making of an affidavit of that fact by the person claiming such loss, theft or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to either advertise the same in such manner as it shall require, or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. The provisions of all agreements with respect to stock and the provisions of these Bylaws which place limitations upon the rights of shareholders need not be summarized on each stock certificate or other written information statement, but reference shall be made thereon to the fact that restrictions exist in the Bylaws, in an agreement, or both, as the case may be. Such limitations and restrictions, and any subsequently included in the Articles of Incorporation or in the Bylaws, shall be binding upon all shareholders and upon their heirs, legatees, and legal representatives, and shall be applicable to all of the stock at any time outstanding, regardless of when such limitations and restrictions were adopted and regardless of when the shares of stock may have been issued.

ARTICLE VI

DIVIDENDS

Subject to the limitations set forth in Chapter 607 of the Florida Statutes, as may be in effect from time to time, the Board of Directors may declare and the corporation may pay dividends or make other distributions to the shareholders whenever, in its opinion, the condition of the corporation's affairs will render it expedient for such dividends or other distributions to be paid. Subject to the provisions of the Articles of Incorporation and Florida law, dividends and other distributions may be paid in cash or property, including shares of stock or other securities of the corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed by the Board of Directors and, in absence of a resolution therefor, shall be the calendar year.

ARTICLE VIII

STOCK IN OTHER CORPORATIONS

Shares of stock in other corporations held by the corporation shall be voted by such officer or officers of the corporation as the Board of Directors shall from time to time designate for that purpose or by a proxy thereunto duly authorized by the Board of Directors.

ARTICLE IX

NOTICES

Section 1. Whenever the provisions of Florida law, the Articles of Incorporation or any of these Bylaws require or permit notice to be given by the corporation to any director, officer or shareholder, it shall not be construed to require personal notice, but any such notice may be communicated by telephone (where oral notice is expressly permitted), telegraph, teletype or other form of electronic communication, or by mail. For purposes of this Article IX, Section 1, the term "mail" means the U.S. mail, facsimile transmissions, and private mail carriers handling nationwide mail services. Written notice is effective at the earliest of the following dates:

(a) When received; provided, however, that any notice transmitted by facsimile shall be deemed to be received upon receipt by the sender of the answer-back code of the recipient at the conclusion of the facsimile transmission provided transmission is completed during the normal business day in the place of the addressee, and if it is not so completed, then upon the commencement of normal business hours on the next business day in the place of the addressee;

(b) Five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, provided, however, that written notice to a shareholder, if mailed, is effective when deposited in the U.S. mail, if mailed postpaid and correctly addressed to the shareholder at his address as the same appears on the books of the corporation; or

(c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Section 2. A shareholder or director may waive any notice required or permitted to be given under any statute, the Articles of Incorporation or these Bylaws, either before, at or after the meeting or other event for which notice is to be provided, by signing a written waiver and delivering the same to the corporation for inclusion in the corporate records. Attendance at a meeting by a shareholder or director shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the transaction of business at such meeting, unless the shareholder or director states such objection at the beginning of the meeting, or, in the case of an objection to consideration of a particular matter at the meeting on the ground that it is not within the purpose or purposes described in the notice, unless the shareholder or director states such objection when the matter is presented.

ARTICLE X

INTERESTED PARTIES

Section 1. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof, or the shareholders.

Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies a contract or transaction referred to in Section 1 of this Article X.

ARTICLE XI

GENDER

Throughout these Bylaws, except where the context otherwise requires, the masculine gender shall be deemed to include the feminine and the neuter, and vice versa.

ARTICLE XII

AMENDMENT OF BYLAWS

Subject to the limitations imposed by governing law, these Bylaws may be amended or repealed, and new bylaws may be adopted, from time to time by the Board of Directors or by the shareholders.